Exhibit 10.1

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made this 12th day of July, 2016, by GP Strategies Corporation, a Delaware corporation (“GP” or the “Borrower”), General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company organized and existing under the laws of England and Wales (each individually, a “UK Borrower” and collectively, the “UK Borrowers”) and Wells Fargo Bank, National Association (the “Lender”).
RECITALS
A.The Borrower and the Lender are parties to a Fourth Amended and Restated Financing and Security Agreement dated as of September 2, 2014, as amended by the First Amendment to Fourth Amended and Restated Financing and Security Agreement dated as of September 28, 2015, and by this Amendment, and as may be further amended, restated, supplemented or otherwise modified hereafter (the “Financing Agreement”), pursuant to which the Lender extended to the Borrower certain credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of US Sixty Five Million Dollars ($65,000,000) (the “Revolving Credit Facility”) with a letter of credit sub-facility in the maximum aggregate stated amount of US Five Million Dollars ($5,000,000) (the “Letter of Credit Facility”) and (ii) a term loan in the original principal amount of US Forty Million Dollars ($40,000,000) (the “Term Loan”). All capitalized terms used, but not specifically defined herein, shall have the meanings given to such terms in the Financing Agreement.

B. The Borrower has requested an increase in the Letter of Credit Facility established under the Revolving Credit Facility, and the Lender has agreed to the Borrower’s request, subject to the terms and conditions of this Amendment.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower, the UK Borrowers and the Lender agree as follows:
1.The Recitals above are a part of this Amendment.

2.Each of the Borrower and the UK Borrowers represents and warrants to the Lender as follows:

(a)It is an entity duly organized, and validly existing and, with respect to the Borrower only, in good standing under the laws of the jurisdiction in which it was organized, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to do so in such jurisdiction would not have a material adverse effect on the ability of the Borrower and the UK Borrowers taken as a whole to perform the Obligations, on the conduct of the Borrower’s and the UK Borrowers’ operations taken as a whole, on the Borrower’s and the UK Borrowers’ financial condition taken as a whole, or on the value of, or the ability of Lender to realize upon, the Collateral.

(b)It has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.

(c)The Financing Agreement, as amended by this Amendment, and each of the other Financing Documents to which it is a party remains in full force and effect, and each constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' and secured parties’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.The definitions of the following terms contained in Section 1.1 of the Financing Agreement are hereby deleted in their entirety and replaced by the following definitions:
“ ‘EURIBOR’ means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) published by ICE Benchmark Administration Limited (or if not so published, then as determined by the Lender from another recognized source or interbank quotation) as the London interbank offered rate for deposits in EUROs for delivery of funds for periods of one (1) month; provided, however, that if EURIBOR determined as provided above would be less than zero (0.0%), then EURIBOR shall be deemed to be zero percent (0.0%).”
“ ‘LIBOR’ means the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) published by ICE Benchmark Administration Limited (or if not so published, then as determined by the Lender from another recognized source or interbank quotation) as the London interbank offered rate for deposits in United States Dollars or Sterling for delivery of funds for a period of one (1) month; provided, however, that if LIBOR determined as provided above would be less than zero (0.0%), then LIBOR shall be deemed to be zero percent (0.0%).”
4.Letters of Credit Facility. Section 2.2.1(b) of the Financing Agreement is hereby deleted in its entirety and replaced with the following:
“ (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Ten Million Dollars ($10,000,000).”
5.Any Notes executed in connection with the credit(s) subject to the Financing Agreement may calculate interest rate equal to the sum of an index rate of interest plus a margin rate of interest. In the event any index rate of interest would be less than zero percent (0.0%), then the index rate of interest shall be deemed to be zero percent (0.0%) and the applicable Note shall bear interest at a rate equal to the margin rate of interest. The definitions of EURIBOR and LIBOR contained in this Amendment shall replace the equivalent definitions contained in any Notes.

6.After giving effect to this Amendment, the Borrower hereby ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, except that to the extent any such representation, warranty or covenant by its express terms relates to an earlier date, such representation, warranty or covenant, as applicable, was true and correct in all material respects on and as of such earlier date. The Borrower, the UK Borrowers and the Lender agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. Except as expressly modified herein, all of the terms, conditions and provisions of the Financing Agreement shall continue in full force and effect.

7.The Borrower shall pay at the time this Amendment is executed and delivered by all of the parties hereto all fees, costs, charges and other expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable and properly documented fees and expenses of the counsel for the Lender.

8.This Amendment is one of the Financing Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Amendment agrees that the respective signatures of the parties may be delivered by fax, “.pdf,” or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Amendment with its inked signature, but the party's failure to deliver a copy of this Amendment with its inked signature shall not affect the validity, enforceability and binding effect of this Amendment.
[Signatures Follow on Next Page]

Signature Page 1 of 2 to
Second Amendment to Fourth Amended and Restated Financing and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

GP STRATEGIES CORPORATION

By: /s/ Sharon Esposito-Mayer
Name: Sharon Esposito-Mayer
Title: Executive Vice President and
Chief Financial Officer

GENERAL PHYSICS (UK) LTD.

By: /s/ Douglas Sharp
Name: Douglas Sharp
Title: Director

GP Strategies Holdings Limited

By: /s/ Douglas Sharp
Name: Douglas Sharp
Title: Director

GP STRATEGIES LIMITED

By: /s/ Douglas Sharp
Name: Douglas Sharp
Title: Director

GP STRATEGIES TRAINING LIMITED

By: /s/ Douglas Sharp
Name: Douglas Sharp
Title: Director

Signature Page 2 of 2 to
Second Amendment to Fourth Amended and Restated Financing and Security Agreement

LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Lucy Campbell
Name: Lucy Campbell
Title: Senior Vice President / Loan Team Manager